                                                                  EXHIBIT (4)(e)
                            THE LUBRIZOL CORPORATION

                                      and

                               NATIONAL CITY BANK

                            SPECIAL RIGHTS AGREEMENT

                          Dated as of October 31, 1988

                               TABLE OF CONTENTS

                                                           PAGE
RECITALS                                                     1

Section 1.   Certain Definitions                             2

Section 2.   Appointment of Rights Agent                     9

Section 3.   Issue of Right Certificates                    10

Section 4.   Form of Right Certificates                     14

Section 5.   Countersignature and Registration              14

Section 6.   Transfer, Split Up, Combination and
             Exchange of Right Certificates;
             Mutilated, Destroyed, Lost or Stolen
             Right Certificates                             16


Section 7.   Exercise of Rights; Purchase Price;
             Expiration Date of Rights                      17

Section 8.   Cancellation and Destruction of
             Right Certificates                             21

Section 9.   Company Covenants Concerning Shares
             and Rights                                     21

Section 10.  Record Date                                    24

Section 11.  Adjustment of Number of Rights                 25

Section 12.  Certain Prohibitions                           26

Section 13.  Fractional Right Certificates and
             Fractional Shares                              26

Section 14.  Rights of Action                               30

Section 15.  Agreement of Rights Holders                    31

Section 16.  Right Holder Not Deemed a Shareholder          33

Section 17.  Concerning the Rights Agent                    33

                                                           PAGE
Section 18.  Merger or Consolidation or Change
             of Name of Rights Agent                       34

Section 19.  Duties of Rights Agent                        36

Section 20.  Change of Rights Agent                        40

Section 21.  Redemption                                    43

Section 22.  Notices                                       44

Section 23.  Supplements and Amendments                    45

Section 24.  Successors                                    47

Section 25.  Benefits of this Agreement                    48

Section 26.  Action by Directors                           48

Section 27.  Severability                                  49

Section 28.  Governing Law                                 49

Section 29.  Counterparts                                  49

Section 30.  Descriptive Headings                          49

Exhibit A    Description of the Rights and Preferences
             of the Preferred Shares                      A-1

Exhibit B    Form of Right Certificate                    B-1

Exhibit C    Summary of Rights to Purchase
             Preferred Stock                              C-1





9828g

                            SPECIAL RIGHTS AGREEMENT


    This Special Rights Agreement, dated as of October 31, 1988

(this "Agreement"), is made and entered into by and between The

Lubrizol Corporation, an Ohio corporation (the "Company"), and

National City Bank, a national banking association

headquartered in Cleveland, Ohio (the "Rights Agent").

                                    RECITALS

    WHEREAS, on October 31, 1988, the Directors of the Company

authorized and declared a dividend distribution of one right

("Right") for each Common Share, without par value, of the

Company (a "Common Share") outstanding as of the close of

business on November 10, 1988 (the "Record Date"), each Right representing the right to purchase one twenty-fifth of a

Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further

authorized and directed the issuance of, subject to adjustment,

one Right with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the

Company's treasury) after the Record Date but prior to the

Distribution Date (as hereinafter defined);

    NOW THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:

    Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms (in addition to terms defined elsewhere in this Agreement) shall have the meanings indicated

when used herein with initial capital letters:

        (a)  "Affiliate" and "Associate" shall have the

    respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act,

    as in effect on the date of this Agreement.

        (b) A Person shall be deemed the "Beneficial Owner"

    of and shall be deemed "beneficially to own" any securities:

             (i) which such Person or any of such Person's

        Affiliates or Associates, directly or indirectly, has

        the right to acquire (whether such right is

        exercisable immediately or only after the passage of

        time or the occurrence or nonoccurrence of an event)

        pursuant to any agreement, arrangement or

        understanding (whether or not in writing), or upon the

        exercise of conversion rights, exchange rights, other

        rights (other than the Rights or the Other Rights),

        warrants, options or otherwise; provided, however,

        that a Person shall not be deemed the Beneficial Owner

        of, or beneficially to own, securities tendered

        pursuant to a tender or exchange offer made by or on

        behalf of such Person or any of such Person's

     Affiliates or Associates until such tendered

     securities are accepted for purchase or exchange; or

          (ii) which such Person or any of such Person's

     Affiliates or Associates, directly or indirectly, has

     the right or power to vote or dispose of, or to direct

     the vote or disposition of, including pursuant to any

     agreement, arrangement or understanding (whether or

     not in writing); or

          (iii) which any other Person is the Beneficial

     Owner if such other Person or any of the Affiliates or

     Associates of such other Person has any agreement,

     arrangement or understanding (whether or not in

     writing) with the first Person or the Affiliates or

     Associates of the first Person with respect to

     acquiring, holding, voting or disposing of any

     securities of the Company;

provided, however, that a Person shall not be deemed the

Beneficial Owner of, or beneficially to own, any security

(A) if such Person has a right to vote such security

pursuant to an agreement, arrangement or understanding

(whether or not in writing) which (1) arises solely from a

revocable proxy given to such Person in response to a

public proxy or consent solicitation made pursuant to, and

in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on

Schedule 13D under the Exchange Act (or any comparable or

successor report), or (B) if such beneficial ownership

arises solely as a result of such Person's status as a

"clearing agency," as defined in Section 3(a)(23) of the

Exchange Act; and provided, further, however, that nothing

in this paragraph shall cause a Person engaged in business

as an underwriter of securities to be the Beneficial Owner

of any securities acquired through such Person's

participation in good faith in an underwriting syndicate

pursuant to an agreement to which the Company is a party

until the expiration of 40 calendar days after the date of

such acquisition.

     (c) "Business Day" shall mean any day other than a

Saturday, Sunday or a day on which banking institutions in

the State of Ohio (or such other state in which the

principal office of the Rights Agent may be located) are

authorized or obligated by law or executive order to close.

     (d) "Close of Business" on any given date shall mean

5:00 p.m., Cleveland, Ohio time, on such date; provided,

however, that if such date is not a Business Day it shall

mean 5:00 p.m., Cleveland, Ohio time, on the next

succeeding Business Day.

     (e) "Common Shares" shall mean the Common Shares,

without par value, of the Company.

     (f)  "Company" shall mean The Lubrizol Corporation, an

Ohio corporation.

     (g)  "Distribution Date" shall mean the Close of

Business on the fifteenth calendar day after the Share

Acquisition Date or, unless the Distribution Date shall

have previously occurred, such other date on or prior to

the Exercisability Date as may be specified by a majority

vote of the Directors of the Company.

     (h) "Exchange Act" shall mean the Securities Exchange

Act of 1934, as amended.

     (i)  "Exercisability Date" shall mean the earlier of

(i) the sixteenth calendar day following the Share

Acquisition Date or such other date as the Directors of the

Company may from time to time specify by majority vote for

the expiration of their right to cause the Rights to be

redeemed (except that any such specification of a later

date by the Directors of the Company as aforesaid, but not

such later date, must be made by the Directors of the

Company not later than the later of (A) the Close of

Business on the fifteenth calendar day following the Share

Acquisition Date and (B) the Close of Business on the last

day previously specified as the Distribution Date by the

Directors of the Company) and (ii) the date and time

specified in a resolution adopted by majority vote of the

Directors of the Company irrevocably relinquishing their

right to authorize the Company to redeem the Rights as

provided in Section 21(c) hereof as the effective date and

time of such relinquishment.

     (j) "Expiration Date" shall mean the earlier of (i)

the Close of Business on the Final Expiration Date and (ii)

the time at which the Rights are redeemed as provided in

Section 21 hereof.

     (k) "Final Expiration Date" shall mean November 8,

1991.

     (l) "Other Rights" shall mean the rights outstanding

under the Rights Agreement, dated October 6, 1987, as from

time to time amended, between the Company and the Rights

Agent.

     (m) "Person" shall mean any individual, firm,

corporation, partnership or other legal entity, and shall

include any successor (by merger or otherwise) of such

entity.

     (n) "Preferred Shares" shall mean shares of Serial

Preferred Stock, Series A, without par value, of the

Company having the rights and preferences set forth in

Exhibit A hereto.

     (o)  "Prohibited Transferee" shall mean, at the time

any determination is to be made (i) any Person (other than

the Company or any Related Person) who or which, together

with all Affiliates and Associates of such Person, shall be

the Beneficial Owner of 20% or more of the Common Shares

then outstanding; provided, however, that a Person shall

not be deemed to have become a Prohibited Transferee solely

as a result of a reduction in the number of Common Shares

outstanding, unless subsequent to such reduction such

Person or any Affiliate or Associate of such Person shall

become the Beneficial Owner of any additional Common Shares

other than as a result of a stock dividend, stock split or

similar transaction effected by the Company in which all

shareholders are treated equally and (ii) any Person (other

than the Company or any Related Person) who or which,

together with all Affiliates or Associates of such Person

(A) commences or announces its intention to commence a

tender or exchange offer (as determined by reference to

Rule 14d-2(a) under the Exchange Act) the consummation of

which would result in beneficial ownership by such Person

of 20% or more of the Common Shares then outstanding or (B)

announces its intention otherwise to purchase or acquire

20% or more of the Common Shares then outstanding.

     (p)  "Purchase Price" shall mean $1.00 for each whole

Preferred Share purchased pursuant to the exercise of a

Right (equivalent to $0.04 for each one twenty-fifth of a

Preferred Share), payable in lawful money of the United

States of America.

     (q) "Related Person" shall mean (i) any Subsidiary of

the Company, (ii) any employee benefit or stock ownership

plan of the Company or any entity holding Common Shares for

or pursuant to the terms of any such plan, or (iii) any

Person who acquires voting stock from the Company or any

other Related Person in one or a series of related

transactions, each of which is approved by a majority of

the Directors of the Company prior to the Exercisability

Date; provided, however, that if any Person who becomes a

Related Person solely by virtue of subsection (iii) above,

or any Affiliate or Associate of such Person, subsequently

becomes the Beneficial Owner of any additional Common

Shares in a transaction or transactions not so approved by

the Directors of the Company (other than upon exercise of

the Other Rights), such Person shall no longer be deemed a

"Related Person" with respect to all Common Shares of which

it, or any of its Affiliates or Associates, is the

Beneficial Owner.

         (r) "Right" shall have the meaning set forth in the

    Recitals to this Agreement.

         (s) "Right Certificates" shall mean certificates

    evidencing the Rights, in substantially the form of

    Exhibit B attached hereto, or such other form as may be

                  adopted in accordance with Section 4 hereof.

         (t) "Rights Agent" shall mean National City Bank and

    its successors and assigns.

         (u) "Securities Act" shall mean the Securities Act of

    1933, as amended.

         (v) "Share Acquisition Date" shall mean the first

    date of public announcement by the Company or a Prohibited

    Transferee (by press release, filing made with the

    Securities and Exchange Commission or otherwise) that a

    Prohibited Transferee has become such.

         (w) "Subsidiary" of any Person shall mean any

    corporation or other legal entity of which a majority of

    the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

         (x) "Summary of Rights" shall mean the Summary of

    Rights to Purchase Preferred Shares in substantially the

    form attached hereto as Exhibit C.

    Section 2.  Appointment of Rights Agent.  The Company

hereby appoints the Rights Agent to act as agent for the

Company and the holders of the Rights (who, in accordance with

Section 3 hereof, shall also be, prior to the Distribution

Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby

accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars.  The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable.  Any actions which may be taken by the Rights Agent pursuant to the terms of this

Agreement may be taken by any such Co-Rights Agent.

    Section 3.  Issue of Right Certificates.   (a)  Until the

Distribution Date or, if earlier, the Expiration Date, (i) the

Rights will be evidenced (subject to the provisions of

Section 3(b) hereof) by the certificates representing Common

Shares registered in the names of the record holders thereof

(which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right

Certificates, (ii) the Rights will be transferable only in

connection with the transfer of the underlying Common Shares,

and (iii) the transfer of any certificates evidencing Common

Shares in respect of which Rights have been issued, with or

without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the

Common Shares evidenced by such certificates.  As soon as

practicable after the Distribution Date, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing

(subject to adjustment as herein provided) one Right for each

Common Share so held.  As of and after the Distribution Date,

the Rights shall be evidenced solely by such Right Certificates.

    (b) Notwithstanding anything contained in this Section 3

to the contrary, any Right beneficially owned by a Prohibited

Transferee, and any Right Certificate issued at any time upon the transfer of beneficial ownership of any Right to such

Prohibited Transferee or to any nominee of such Prohibited

Transferee, and any Right Certificate issued pursuant to

Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be null and void and each such Right

Certificate, if submitted to the Company or the Rights Agent,

will be subject to and contain the following legend or such

similar legend as the Company may deem appropriate and as is not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the

Rights may from time to time be listed or quoted, or to conform to usage:

         The Rights represented by this Right
         Certificate were issued or transferred to a Person who was a Prohibited Transferee (as such term is defined in the Rights
         Agreement).  This Right Certificate and the
         Rights represented hereby are null and void.

    (c) Neither the Rights Agent nor the Company shall, nor be obligated to, take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer by any Person until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate to the effect that such Person is not a Prohibited Transferee and shall have

provided such additional evidence of the identity of the

Beneficial Owner (or former Beneficial Owner) or Affiliates or

Associates thereof as the Company or the Rights Agent shall

request relating to such matter.

    (d) On the Record Date or as soon as practicable

thereafter, the Company will send a copy of the Summary of

Rights, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the

Record Date, at the address of such holder shown on the records of the Company as of such date.  With respect to certificates representing Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof together with a copy of the Summary of

Rights.

    (e) Certificates for Common Shares issued (including

without limitation any certificates for Common Shares issued upon conversion of any convertible securities or upon exercise of stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution

Date and the Expiration Date, shall bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement,

or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

         This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Special Rights Agreement between The Lubrizol Corporation and
         National City Bank, dated as of October 31,
         1988 (as from time to time amended or
         supplemented, the "Rights Agreement"), the terms of which are incorporated herein by this reference and a copy of which is on file at the principal executive offices of The Lubrizol Corporation. Under certain circumstances, as set forth in the Rights
         Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this Certificate. The Lubrizol
         Corporation will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Rights beneficially owned by a Prohibited Transferee (as such term is defined in the Rights Agreement), and any subsequent holder of such Rights, are null and void.

    Section 4.  Form of Right Certificates.  The Right

Certificates (including the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the

Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to

comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any

stock exchange or transaction reporting system on which the

Rights may from time to time be listed or quoted, or to conform to usage.  The Right Certificates shall be dated as of the

Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein.

    Section 5.  Countersignature and Registration.  (a) The

Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The

Right Certificates shall be manually countersigned by the

Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be

such officer of the Company before countersignature by the

Rights Agent and issuance and delivery by the Company, such

Right Certificates, nevertheless, may be countersigned by the

Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such

Right Certificates had not ceased to be such officer of the

Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the

execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

    (b) Following the Distribution Date, the Rights Agent

shall keep, or cause to be kept, at the principal office of the

Rights Agent designated for such purpose and at such other

offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction

reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the

Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right

Certificates, the number of Rights evidenced on the face of

each of the Right Certificates and the date of each of the

Right Certificates.

    Section 6.  Transfer, Split Up, Combination and Exchange of

Right Certificates; Mutilated, Destroyed, Lost or Stolen Right

Certificates.  (a) Subject to Sections 3(b), 12 and 13 hereof,

at any time after the Close of Business on the Distribution

Date, and at or prior to the Close of Business on the Business

Day immediately preceding the Expiration Date, any Right

Certificate or Right Certificates may be transferred, split up,

combined or exchanged for another Right Certificate or Right

Certificates, entitling the registered holder to purchase a

like number of Preferred Shares as the Right Certificate or

Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any

registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in

writing delivered to the Rights Agent, and shall surrender the

Right Certificate or Right Certificates to be transferred,

split up, combined or exchanged at the principal office of the

Rights Agent designated for such purpose.  Thereupon, the

Rights Agent shall countersign and deliver to the person

entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require

payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

split up, combination or exchange of Right Certificates.

    (b) Subject to Sections 3(b) and 12 hereof, upon receipt

by the Company and the Rights Agent of evidence reasonably

satisfactory to them of the loss, theft, destruction or

mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably

satisfactory to them, and reimbursement to the Company and the

Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the

Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights

Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

    Section 7.  Exercise of Rights; Purchase Price; Expiration

Date of Rights.  (a) The registered holder of any Right

Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time from and after the Exercisability Date and prior to the Close of Business on the Business Day immediately preceding the

Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights

Agent designated for such purpose, together with payment of the

Purchase Price for each Preferred Share as to which such

surrendered Rights are exercised and an amount in cash equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(d)

hereof.  The Purchase Price shall be payable in lawful money of the United States of America by certified check or bank draft payable to the order of the Company.

    (b) Subject to Sections 3(b), 7(d), 7(e), 12 and 13

hereof, upon receipt of a Right Certificate and payment as

described above, the Rights Agent shall promptly (i)

requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent)

certificates representing the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its

transfer agent to comply with all such requests, or, if the

Company shall have elected to deposit the total number of

Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing the number of Preferred Shares as are to be purchased (in which case certificates for the

Preferred Shares represented by such receipts shall be

deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) promptly after receipt of such certificates

(or depositary receipts, as the case may be), cause the same to be delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 13

hereof, and (iv) if appropriate, after receipt, promptly cause such cash to be delivered, or upon the order of, the registered holder of such Right Certificate.

    (c)  If the registered holder of any Right Certificate

shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the

Rights remaining unexercised shall be issued by the Rights

Agent to the registered holder of such Right Certificate

or to his duly authorized assigns, subject to Sections 9(d) or

15 hereof.

    (d) Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be

obligated to undertake any action with respect to any purported transfer of any Rights Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this

Section 7 unless the registered holder of such Right

Certificate shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof as the

Company shall reasonably request.

    (e) Notwithstanding anything in this Agreement to the

contrary, the Rights shall not be exercisable in any

jurisdiction if, in the opinion of counsel to the Company

appointed by majority vote of the Directors of the Company

prior to the Exercisability Date, the requisite qualification or registration in such jurisdiction shall not have been

effected or the exercise of the Rights shall not be permitted under applicable law.  Neither the Company nor any of its

Directors, officers, employees, agents or such counsel nor any of the Affiliates or Associates of any of the foregoing will have any liability or obligation to any holder of any Right relating to any claimed loss, damage, cost or expense incurred by such holder relating to any such period during which Rights are not exercisable under this Section 7(e) or Section 9(e)

hereof.

    Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for

cancellation or in cancelled form, or, if surrendered to the

Rights Agent, shall be cancelled by it, and no Right

Certificates shall be issued in lieu thereof except as

expressly permitted by this Agreement.  The Company shall

deliver to the Rights Agent for cancellation and retirement,

and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company

otherwise than upon the exercise thereof.  The Rights Agent

shall deliver all cancelled Right Certificates to the Company,

or shall, at the written request of the Company, destroy such cancelled Right Certificates and deliver a certificate of

destruction thereof to the Company.

    Section 9.  Company Covenants Concerning Shares and

Rights.  The Company covenants and agrees that:

    (a)  It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred

Shares held in its treasury the number of Preferred Shares that shall be sufficient to permit the exercise pursuant to

Section 7 hereof of all outstanding Rights not beneficially

owned by a Prohibited Transferee; such number of Preferred

Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof and pursuant to Section 23(a) hereof.

    (b) So long as the Preferred Shares issuable and

deliverable upon the exercise of the Rights may be listed on a national securities exchange, it will endeavor to cause, from and after such time as the Rights become exercisable, all

shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

    (c)  It will take all such action as may be necessary to

ensure that all Preferred Shares delivered upon exercise of

Rights, at the time of delivery of the certificates for such shares, shall be (subject to payment of the Purchase Price)

duly and validly authorized and issued, fully paid and

nonassessable shares, free and clear of any liens, encumbrances or other adverse claims and not subject to any rights of call or first refusal.

    (d)  It will pay when due and payable any and all federal

and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights;

provided, however, it will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts representing Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any

certificates for Preferred Shares upon the exercise of any

Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right

Certificate at the time of surrender) or until it has been

established to the Company's satisfaction that no such tax is due.

    (e)  It will use its best efforts to (i) file on an

appropriate form, as soon as is required by law following the

Distribution Date, a registration statement under the

Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing,

and (iii) cause such registration statement to remain effective

(with a prospectus at all times meeting the requirements of the

Securities Act) at all times at which any Rights are outstanding and exercisable pursuant to the provisions of this

Agreement.  The Company will also use its best efforts to

ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the

Rights; provided, however, that the Company may, in accordance with Section 7(e) hereof, suspend the exercisability of the

Rights in order to prepare and file such registration statement and permit it to become effective and, upon any such

suspension, the Company will issue a public announcement

stating that the exercisability of the Rights has been

suspended, as well as a public announcement at such time as the suspension is no longer in effect.

    (f) Following the Exercisability Date, the Directors of

the Company will have, in addition to such other duties as they otherwise would have, fiduciary obligations to all holders of

Preferred Shares equivalent to their fiduciary duties to

holders of Common Shares.

    Section 10.  Record Date.  Upon the proper exercise of

Rights, each Person in whose name any certificate representing

Preferred Shares is issued shall for all purposes be deemed to have become the holder of record of the Preferred Shares

represented thereby as of, and such certificate shall be dated,

the date upon which the Right Certificate evidencing such

Rights was duly surrendered and payment of the Purchase Price

(and all applicable transfer taxes) was made; provided,

however, that if the date of such surrender and payment is a date upon which the Preferred Share transfer books of the

Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the

Preferred Share or Common Share transfer books of the Company are open or, if there shall be no such succeeding Business Day,

the date specified by such Person.  Prior to the exercise of the Rights evidenced thereby in accordance with the Right

Certificate, the holder of a Right Certificate shall not be

entitled to any rights of a shareholder of the Company with

respect to securities for which the Rights shall be

exercisable, including without limitation the right to vote,

receive dividends or other distributions and shall not be

entitled to receive any notice of any proceedings of the

Company, except as provided in this Agreement.

    Section 11.  Adjustment of Number of Rights.

Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common

Shares, (ii) subdivide the outstanding Common Shares into a

greater number of shares, (iii) combine the outstanding Common

Shares into a smaller number of shares, or (iv) issue any

shares of its capital stock in a reclassification of the Common

Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each

Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common

Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of

Common Shares outstanding immediately following the occurrence of such event.

    Section 12.  Certain Prohibitions.  Without limiting the

generality or effect of Section 3(b) hereof, the Rights shall not be exercisable by a Prohibited Transferee, and any Rights beneficially owned by a Prohibited Transferee shall be null and void.  Accordingly, any such Rights shall not be transferable to or exercisable by any Person, including without limitation any purported subsequent holder thereof.

    Section 13.  Fractional Right Certificates and Fractional

Shares.  (a) The Company shall not be required to issue or to distribute Right Certificates which evidence fractional

Rights.  In lieu of such fractional Rights, the Company shall pay as promptly as practicable to the registered holders of the

Right Certificates with regard to which such fractional Rights would otherwise be issuable on or after the Exercisability

Date, an amount in cash equal to the same fraction of the

current market value of a whole Right.  For purposes of this

Section 13(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day (as such term is hereinafter defined) immediately prior to the date on which such fractional Rights would have been otherwise

issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on

such day, the average of the closing bid and asked prices,

regular way, in either case as reported in the principal

consolidated transaction reporting system with respect to

securities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to

trading on the New York Stock Exchange, as reported in the

principal consolidated transaction reporting system with

respect to securities listed on the principal national

securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to

trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated

Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company.  If on any such date no such market maker is making a market in the

Rights, the fair value of the Rights on such date as determined in good faith by majority vote of the Directors of the Company shall be used and shall be conclusive for all purposes.  The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are

listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday,

Wednesday, Thursday or Friday on which banking institutions in the State of Ohio (or such other state in which the principal office of the Rights Agent may be located) are not authorized or obligated by law or executive order to close.

    (b) The Company shall not be required to issue fractions

of Preferred Shares upon exercise of the Rights or to

distribute certificates which evidence fractional Preferred

Shares. In lieu of fractional Preferred Shares, the Company shall either (i) make arrangements for the Rights Agent to sell

Preferred Shares attributable to fractional shares otherwise issuable on account of exercised Rights and remit the net

proceeds of such sales to the holders entitled thereto or (ii)

pay to each registered holder of a Right on or as soon as

practicable after such holder exercises any Right an amount in cash equal to the same fraction of the current market value of a whole Preferred Share.  For purposes of the foregoing clause

(ii) of this Section 13(b), the current market value of a whole

Preferred Share shall be the closing price of the Preferred

Shares for the Trading Day immediately prior to the date on

which such fractional Preferred Shares would have been

otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked

prices, regular way, in either case as reported in the

principal consolidated transaction reporting system with

respect to securities listed or admitted to trading on the New

York Stock Exchange or, if the Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as

reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the Preferred Shares are listed or admitted to trading or, if the Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the

average of the high bid and low asked prices in the

over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Preferred Shares are not quoted by any such organization, the average of the

closing bid and asked prices as furnished by a professional

market maker making a market in the Preferred Shares selected by the Directors of the Company.  If on any such date no such market maker is making a market in the Preferred Shares, the fair value of the Preferred Shares on such date as determined in good faith by majority vote of the Directors of the Company shall be used and shall be conclusive for all purposes.

    (c) The holder of a Right by the acceptance of the Rights

expressly waives his right to receive any fractional Rights or any fractional Preferred Shares, except as otherwise provided by this Section 13.

    Section 14.  Rights of Action.  All rights of action in

respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 17 hereof, are vested in the respective registered holders of the Right Certificates (and,

prior to the Distribution Date, the registered holders of the

Common Shares), other than a Prohibited Transferee; and any

registered holder of any Right Certificate (or, prior to the

Distribution Date, any Common Shares), other than a Prohibited

Transferee, without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the

Distribution Date, of the Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce,

or otherwise act in respect of, his right to exercise the

Rights evidenced by such Right Certificate or his rights under the express terms of the Preferred Shares.  Without limiting the foregoing or any remedies available to the holders of

Rights, it is specifically acknowledged that the holders of

Rights, other than a Prohibited Transferee, would not have an adequate remedy at law for any breach of this Agreement and

will be entitled to specific performance of the obligations

under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

    Section 15.  Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the

Company and the Rights Agent and with every other holder of a

Right that:

         (a) Prior to the Distribution Date, the Rights will

    be transferable only in connection with the transfer of the

    Common Shares;

     (b) After the Distribution Date, the Right

Certificates are transferable only on the registry books of

the Rights Agent if surrendered at the principal office of

the Rights Agent designated for such purpose, duly endorsed

or accompanied by a proper instrument of transfer;

     (c) The Company and the Rights Agent may deem and

treat the person in whose name the Right Certificate (or,

prior to the Distribution Date, the associated Common Share

certificate) is registered as the absolute owner thereof

and of the Rights evidenced thereby (notwithstanding any

notations of ownership or writing on the Right Certificate

or the associated Common Share certificate made by anyone

other than the Company or the Rights Agent) for all

purposes whatsoever, and neither the Company nor the Rights

Agent shall be affected by any notice to the contrary; and

     (d) Notwithstanding anything in this Agreement to the

contrary, none of the Company, the Rights Agent or their

respective directors, officers, employees or agents, shall

have any liability to any holder of a Right or other Person

as a result of their inability to perform any of their

obligations under this Agreement by reason of any

preliminary or permanent injunction or other order, decree

or ruling issued by a court of competent jurisdiction or by

a governmental, regulatory or administrative agency or commission which in any such case prohibits or otherwise restrains performance of such obligation; provided,

    however, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

    Section 16.  Right Holder Not Deemed a Shareholder.  No

holder of any Right, as such, shall be entitled to vote,

receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company

which may at any time be issuable upon the exercise of the

Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the

holder of any Right, as such, any of the rights of a

shareholder of the Company or any right to vote for the

election of directors or upon any matter submitted to

shareholders at any meeting thereof, or to give or withhold

consent to any corporate action, or to receive notice of

meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until such

holder shall have exercised such Right in accordance with the provisions of this Agreement.

    Section 17.  Concerning the Rights Agent.  (a) The Company

agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the

administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also

agrees to indemnify the Rights Agent for, and to hold it

harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the

acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

    (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Right Certificate or certificate evidencing Preferred Shares or other securities of the Company,

instrument of assignment or transfer, power of attorney,

endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and,

where necessary, verified or acknowledged, by the proper Person.

    Section 18.  Merger or Consolidation or Change of Name of

Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any

merger or consolidation to which the Rights Agent or any

successor Rights Agent shall be a party, or any corporation

succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the

Rights Agent under this Agreement without the execution or

filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be

eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof.  In case at the time such

successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights

Agent may adopt the countersignature of the predecessor Rights

Agent and deliver such Right Certificates so countersigned; and

in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may

countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights

Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.

    (b)  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been

countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.

    Section 19.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the

Company and the holders of Right Certificates, by their

acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel

    (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization

    and protection to the Rights Agent as to any action taken

    or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under

    this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action

    hereunder, such fact or matter (unless other evidence in

    respect thereof be herein specifically prescribed) may be

    deemed to be conclusively proved and established by a

    certificate signed by any one of the Chairman of the Board,

    the President or any Vice President of the Company and

    delivered to the Rights Agent; and such certificate shall

    be full authorization to the Rights Agent for any action

    taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only

    for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by

    reason of any of the statements of fact or recitals

    contained in this Agreement or in the Right Certificates

    (except its countersignature thereof) or be required to

    verify the same, but all such statements and recitals are

    and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any

    responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due

    execution and delivery hereof by the Rights Agent) or in

    respect of the validity or execution of any Right

Certificate (except its countersignature thereof); nor

shall it be responsible for any breach by the Company of

any covenant or condition contained in this Agreement or in

any Right Certificate; nor shall it be responsible for any

adjustment required under the provisions of Section 11

hereof or responsible for the manner, method or amount of

any such adjustment or the ascertaining of the existence of

facts that would require any such adjustment (except with

respect to the exercise of Rights evidenced by Right

Certificates after actual notice of any such adjustment);

nor shall it by any act hereunder be deemed to make any

representation or warranty as to the authorization or

reservation of any shares of stock or other securities to

be issued pursuant to this Agreement or any Right

Certificate or as to whether any shares of stock or other

securities will, when issued, be validly authorized and

issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by

the Rights Agent for the carrying out or performing by the

Rights Agent of the provisions of this Agreement.

    (g) The Rights Agent is hereby authorized and

directed to accept instructions with respect to the

performance of its duties hereunder from any one of the

Chairman of the Board, the Chief Executive Officer, the

President, any Vice President, the Treasurer or the

Secretary of the Company, and to apply to such officers for

advice or instructions in connection with its duties, and

it shall not be liable for any action taken or suffered to

be taken by it in good faith in accordance with

instructions of any such officer.

    (h) The Rights Agent and any shareholder, director,

officer or employee of the Rights Agent may buy, sell or

deal in any of the Rights or other securities of the

Company or become pecuniarily interested in any transaction

in which the Company may be interested, or contract with or

lend money to the Company or otherwise act as fully and

freely as though it were not Rights Agent under this

Agreement.  Nothing herein shall preclude the Rights Agent

from acting in any other capacity for the Company or for

any other legal entity.

    (i) The Rights Agent may execute and exercise any of

the rights or powers hereby vested in it or perform any

duty hereunder either itself or by or through its attorneys

or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or

    misconduct, provided reasonable care was exercised in the

    selection and continued employment thereof.  The Rights

    Agent shall not be under any duty or responsibility to

    insure compliance with any applicable federal or state

    securities laws in connection with the issuance, transfer

    or exchange of Right Certificates.

         (j) No provision of this Agreement shall require the

    Rights Agent to expend or risk its own funds or otherwise

    incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if

    there shall be reasonable grounds for believing that

    repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) The Rights Agent shall promptly remit to the

    Company any funds paid to it upon exercise of each Right

    pursuant to Section 7 hereof.

    Section 20.  Change of Rights Agent.  The Rights Agent or

any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in

writing, mailed to the Rights Agent or successor Rights Agent,

as the case may be, and to each transfer agent of the Common

Shares and Preferred Shares by registered or certified mail,

and to the holders of the Right Certificates by first-class

mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right

Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of

competent jurisdiction for the appointment of a new Rights

Agent.  Any successor Rights Agent, whether appointed by the

Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Ohio or New York (or of any other state of the

United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New

York), in good standing, having a principal office in the

States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to

supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a

combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York

Stock Exchange on transfer agents and registrars.  After

appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and

transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further

assurance, conveyance, act or deed necessary for the purpose.

Not later than the effective date of any such appointment, the

Company shall file notice thereof in writing with the

predecessor Rights Agent and each transfer agent of the Common

Shares and Preferred Shares, and mail a notice thereof in

writing to the registered holders of the Right Certificates.

Failure to give any notice provided for in this Section 20,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

    Section 21.  Redemption.   (a) Subject to Section 21(c)

hereof, the Directors of the Company, by majority vote, may, at their option, at any time prior to 5:00 p.m., Cleveland, Ohio time on the earlier of (i) the calendar day immediately

preceding the Exercisability Date and (ii) the Final Expiration

Date, authorize the Company to redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.05 per Right (the "Redemption Price").

    (b)  Immediately upon the action of the Directors of the

Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

Promptly after the action of the Directors ordering the

redemption of the Rights, the Company shall publicly announce such action, and within 10 calendar days thereafter, the

Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the

registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the

manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption

Price will be made.

    (c) A majority of the Directors of the Company may

irrevocably relinquish the right to authorize the Company to redeem the Rights under Section 21(a) hereof by duly adopting a resolution to that effect.  Promptly after adoption of such a resolution, the Company shall publicly announce such action.

Upon adoption of such resolution, the rights of the Company to redeem the Rights under the portions of Section 21(a) hereof specified in such resolution shall irrevocably terminate

without further action and without any notice.

    Section 22.  Notices.  (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   The Lubrizol Corporation
                   29400 Lakeland Boulevard
                   Wickliffe, Ohio 44092
                     Attention:  Secretary


    (b) Subject to the provisions of Section 20 hereof, any

notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  National City Bank
                  1900 East Ninth Street
                  Cleveland, Ohio 44114
                    Attention:  Corporate Trust Department

    (c) Notices or demands authorized by this Agreement to be

given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the

registry books of the Rights Agent.

   Section 23.  Supplements and Amendments.  Prior to the

Exercisability Date, if the Company so directs, the Company,

upon approval by a majority of the Directors of the Company,

and the Rights Agent shall supplement or amend any provision of this Agreement in any manner which the Company may deem

desirable without the approval of any holders of Rights or

Common Shares, including without limitation any amendment which increases the number of Rights required to purchase one whole

Preferred Share in the event that the number of Common Shares

(excluding Common Shares beneficially owned by any Prohibited

Transferee) outstanding shall at any time exceed 50,000,000.

From and after the Exercisability Date, if the Company so

directs, the Company, upon approval by a majority of the

Directors of the Company, and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of

Right Certificates or certificates representing Common Shares and Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be

defective or inconsistent with any other provisions herein, or

(iii) to change or supplement the provisions hereunder in any manner which the Company, upon such approval, may deem

desirable, which change, amendment or supplement shall not

adversely affect the interests of the holders of Rights or

Preferred Shares (other than a Prohibited Transferee).  Upon the delivery of a notice executed by an officer of the Company which states that the proposed supplement or amendment has been adopted under this Section 23, the Rights Agent shall execute such supplement or amendment; provided, however, that,

notwithstanding any other provision of this Agreement, the

failure or refusal of the Rights Agent to execute such

supplement or amendment will not affect the validity or

effective date of any supplement or amendment authorized by the

Directors pursuant to this Section 23.  Notwithstanding

anything in this Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price or makes unexercisable or redeemable Rights which have previously become exercisable or nonredeemable by reason of the prior

occurrence of the Exercisability Date.

    Section 24.  Successors.   (a) All the covenants and

provisions of this Agreement by or for the benefit of the

Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    (b) The Company covenants and agrees that it shall not (i)

consolidate with, (ii) merge with or into, (iii) sell or

transfer to, in one or more transactions, assets or earning

power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any

Prohibited Transferee or any Affiliate or Associate thereof, or

(iv) liquidate, dissolve or otherwise wind up the affairs of the Company, if at the time of, after or as a result of such consolidation, merger, sale, liquidation, dissolution or

winding up there would be any charter or regulation provisions,

including without limitation any provisions of the Company's

Amended Articles of Incorporation or Regulations, as from time to time amended, or any rights, options, warrants or other

instruments or securities outstanding or agreements in effect or any other actions taken, which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights or the payments to be made upon redemption of the Preferred Shares in accordance with Section 3 of Exhibit A hereto, without

proper provision being made for the redemption of the Preferred

Shares in accordance with Section 3 of Exhibit A hereto.  The

Company shall not consummate any such consolidation, merger,

sale, liquidation, dissolution or winding up unless prior

thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement

evidencing compliance with this Section 24.

   Section 25.  Benefits of this Agreement.  Nothing in this

Agreement shall be construed to give to any Person other than the Company, the Rights Agent, the registered holders of the

Right Certificates and, prior to the Distribution Date, the

Common Shares (other than any Prohibited Transferee) any legal or equitable right, remedy or claim under this Agreement; this

Agreement shall be for the sole and exclusive benefit of the

Company, the Rights Agent, the registered holders of the Right

Certificates and, prior to the Distribution Date, the Common

Shares (other than any Prohibited Transferee).

   Section 26.  Action by Directors.  Whenever any action

hereunder or in connection with the Rights is required or

permitted to be taken by the Directors of the Company, prior to the Exercisability Date such action may be taken by the

Executive Committee of the Directors or by any other duly

authorized committee thereof a majority of the members of which are not employees of the Company or any Subsidiary of the

Company.

    Section 27.  Severability.   If any term, provision,

covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions,

covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 28.  Governing Law.  This Agreement and each Right

Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Ohio and for all purposes shall be governed by and construed in

accordance with the internal substantive laws of such State

applicable to contracts to be made and performed entirely

within such State.

    Section 29.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts

shall for all purposes be deemed to be an original, and all

such counterparts shall together constitute but one and the

same instrument.

    Section 30.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for

convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



[SEAL]                             THE LUBRIZOL CORPORATION

Attest:

By        /s/  J. I. Rue           By   /s/  W. T. Beargie
   Title:      Secretary              Title:      Senior Vice
                                                  President/Finance
                                                  and Chief Financial
                                                  Officer


[SEAL]                             NATIONAL CITY BANK

Attest:

By        /s/  John G. White       By   /s/  Lisa B. Brady
   Title:      Trust Officer          Title:      Assistant Vice
                                                  President





9827g/5890G/1016f

                                                                       Exhibit A

              DESCRIPTION OF THE RIGHTS AND
           PREFERENCES OF THE PREFERRED SHARES

                           of

                THE LUBRIZOL CORPORATION

                       DIVISION C

    EXPRESS TERMS OF THE SERIAL PREFERRED STOCK, SERIES A


         Section 1. Designation and Amount. The shares of such series shall be designated as "Serial Preferred Stock, Series A" ("Series A Stock") and the number of shares constituting such series shall be 2,000,000. No shares of Series A Stock may be issued except upon the exercise of a Right, as defined in, and pursuant to the terms of, the Special Rights Agreement, dated as of October 31, 1988 (as from time to time amended or supplemented in accordance with the terms thereof, the "Rights Agreement"), between the Corporation and National City Bank.

         Section 2.  Dividends and Distributions.

         (A) Except as provided in this Section 2, the holders of shares of Series A Stock shall not be entitled to receive dividends or other distributions with respect to any shares of Series A Stock.

         (B) From and after the date on which shares of Series A Stock are issued and outstanding (the "Dividend Accrual Commencement Date"), the holders of issued and outstanding shares of Series A Stock, in preference to the holders of Common Shares and of any other capital stock of the Corporation which ranks junior to the Serial Preferred Stock in respect of dividends or distributions of assets on liquidation of the Corporation (all of which classes, other than the Serial Preferred Stock, are hereinafter embraced in the term "Junior Stock"), shall be entitled to receive as and when declared by the Directors out of the assets of the Corporation which are by law available for the payment of dividends, cumulative cash dividends, payable quarterly on the last days of March, June, September and December, and accruing from the applicable Dividend Accrual Commencement Date, at, but not exceeding, the rate per share per annum equal to the Dividend Rate (as hereinafter defined). For purposes of this Division C, the

"Dividend Rate" shall be equal to 8% of the Cash Redemption
Amount (as defined in Section 5(A) of this Division C) as of the last day of the calendar month immediately preceding the applicable dividend payment date.

         Section 3.  Redemption.

         (A) From and after (but not before) the Earliest Redemption Date (as defined in Section 5(C) of this
Division C), the Series A Stock may be redeemed in whole or in part, at any time or from time to time, at the option of the Corporation, for a cash redemption price per share equal to the sum of (x) the then-applicable Cash Redemption Amount plus $1.00 and (y) an amount equal to the sum of all dividends accrued to the date fixed for redemption and remaining unpaid, whether or not declared, together with any applicable Deferred Payment Entitlement (as defined in Section 5(D) of this Division C).

         (B) So long as any shares of Series A Stock shall be outstanding, but subject to Section 3(E) of this Division C, the Corporation shall, as a sinking fund applicable to the Series A Stock, commencing on the date two years after the first date on which any shares of Series A Stock are issued, and annually thereafter, redeem, for a cash redemption price per share equal to the sum of (x) the then-applicable Cash Redemption Amount plus $1.00 and (y) an amount equal to the sum of all dividends accrued to such date and remaining unpaid, whether or not declared, together with any applicable Deferred Payment Entitlement, a number of shares of Series A Stock equal to 25% of the greatest number of shares of Series A Stock at any time outstanding. The Corporation shall be permitted to satisfy in whole or in part the requirements of this
Section 3(B) with respect to any year by applying in whole or in part as a credit in reduction of the obligation of the Corporation to make redemptions for the sinking fund in such year shares of Series A Stock purchased by the Corporation and shares of Series A Stock redeemed otherwise than for the sinking fund. Shares purchased by the Corporation for application as a credit as provided above may be purchased in such manner as the Directors may determine from time to time, subject to the restrictions on such purchases set forth elsewhere herein or arising under applicable law.

         (C) On the date five years after the first date on which any shares of Series A Stock are issued, but subject to
Section 3(E) of this Division C, the Corporation shall redeem all shares of Series A Stock remaining outstanding for a cash redemption price per share equal to the sum of (x) the then-applicable Cash Redemption Amount plus $1.00 and (y) an amount equal to the sum of all dividends accrued to such date and remaining unpaid, whether or not declared, together with any applicable Deferred Payment Entitlement.

         (D) Notwithstanding anything contained in this Division C to the contrary, but subject to Section 3(E) of this Division C, at the option of any holder of Series A Stock upon written notice given by such holder at any time during the 30-calendar day period following the date on which the last notice was mailed pursuant to the next sentence of this
Section 3(D), the Corporation shall, prior to the filing of a certificate of dissolution or such other instrument as may then be prescribed by applicable law to effect the dissolution of the Corporation, redeem all shares of Series A Stock outstanding as to which such holder shall have made such election for a cash redemption price per share equal to the sum of (x) the then-applicable Cash Redemption Amount plus $1.00 and (y) an amount equal to the sum of all dividends accrued to such date and remaining unpaid, whether or not declared, together with any applicable Deferred Payment Entitlement. The Corporation shall give notice to all holders of Series A Stock no fewer than 45 calendar days prior to making any filing referred to in the immediately preceding sentence, which notice will be so given by first class United States mail and publication in The Wall Street Journal and any other nationally recognized publication the Corporation may elect, accompanied by an appropriate form of election and such other information as may be required to permit an informed election.

         (E) In addition to the limitations that may apply under applicable Ohio law, the Corporation shall be required to redeem any shares of Series A Stock under Sections 3(B), 3(C)
or 3(D) of this Division C only to the extent that, after
giving effect to such redemption, the consolidated retained earnings of the Corporation and the corporations with which it is consolidated for financial reporting purposes are greater than zero. For purposes of the foregoing sentence, consolidated retained earnings shall mean the sum of (1) the consolidated retained earnings as of September 30, 1988 of the Corporation and the corporations with which it was then consolidated for financial reporting purposes and (2) the consolidated retained earnings accumulated subsequent to September 30, 1988 of the Corporation and the corporations with which it is consolidated for financial reporting purposes determined in accordance with generally accepted accounting principles as in effect as of such date (except as otherwise provided in this sentence) and after giving effect to dividends or other distributions on, and redemptions and other purchases of, Serial Preferred Stock, but without giving effect to dividends or other distributions on, or redemptions or other purchases of, any Junior Stock, or to any transfers from retained earnings to additional capital or capital stock accounts, and including as a credit to retained earnings, in all events (and notwithstanding any contrary treatment for financial reporting purposes or otherwise), the amount of the
Recovery then collected.   If the Corporation is not required to
redeem shares of Series A Stock in the manner otherwise provided herein by virtue of the first sentence of this Section 3(E), or if a legal or contractual restriction prevents the Corporation from effecting the redemption of any shares of Series A Stock then outstanding in the manner otherwise provided herein, then (x) to the extent required and not restricted, payment of redemption amounts shall be made daily on a pro rata basis or in such other manner as the Directors of the Corporation may determine in good faith to be fair to the holders of Series A Stock, (y) in the case of any such legal or contractual restriction, the Corporation shall use its best efforts to remove such restriction as soon as possible, and (z) the Corporation shall give notice to each holder of shares of Series A Stock of any such restriction and the efforts by the Corporation to remove it. Postponement of payment of redemption amounts shall not in any way diminish or restrict the right of the holders of shares of Series A Stock to have the right of the holders of shares of Series A Stock to have their shares redeemed as provided in this Section 3. If amounts payable to retire shares of Serial Preferred Stock are not paid in full in the case of all series for which a sinking fund has been fixed, the number of shares to be retired for the sinking fund of each such series shall be in proportion to the respective amounts that would be payable if all such amounts were paid in full.

         Section 4.  Liquidation Rights.

         (A) The provisions of Section 7(F) of this Division C will apply to any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation and will not be limited or otherwise affected by this Section 4.

         (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (all of which are hereinafter embraced in the word "liquidation") occurring on or after the Earliest Redemption Date, the holders of Series A Stock who do not exercise their rights pursuant to Section 3(D) of this Division C, shall be entitled to receive, subject to the limitations, if any, then applicable in such event pursuant to Division A, from the assets of the Corporation available for distribution to the shareholders, all amounts (including without limitation any Deferred Payment Entitlement) which they would be entitled to receive if on the date of such liquidation the shares of
Series A Stock held by them had been redeemed at the option of the Corporation in accordance with the provisions of Section
3(A) of this Division C.   In the event of any liquidation
occurring prior to the Earliest Redemption Date, all rights of the Corporation in respect of the Covered Cases and any portion of the Recovery (as defined in Section 5(A) of this Division C) theretofore collected by the Corporation, and such additional funds or assets as may be required, shall be placed in trust for the benefit of the holders of the Series A Stock (and the holders of any other class of capital stock of the Corporation to the extent hereinafter provided) upon such terms so that (1) the holders of Series A Stock shall be entitled to receive, from the assets of the Corporation available for distribution to shareholders, units of beneficial interest in such trust which shall as nearly as practicable entitle them to receive, per share of Series A Stock held, a fractional undivided interest in the proceeds of the Recovery equal to the Per Share Allocation Factor, plus $1.00, and (2) the holders of the other classes of capital stock of the Corporation shall be entitled to receive out of such assets available for distribution units of beneficial interest in such trust which shall as nearly as practicable entitle them to receive any balance of the proceeds of the Recovery in accordance with their respective rights upon liquidation. In the event of any liquidation, the holders of the Serial Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts fixed for such series before any distribution or payment or setting apart for payment shall be made to or for the holders of the Common Shares or any other Junior Stock. After such payments shall have been in full to the holders of the Serial Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Junior Stock of the
Corporation according to their respective rights.   In the event
that the assets of the Corporation are not sufficient to make the payments required to be made to the holders of the Serial Preferred Stock in full, such assets shall be distributed to the holders of the Serial Preferred Stock of the respective series pro rata in proportion to the respective amounts fixed for such series.

                  Section 5.  Amount Payable on Redemption or
                                  Liquidation.

         (A) For purposes of this Division C, the following terms shall have the meanings indicated:

             (1) "Adjusted Value" of any "Assigned Value Assets" shall mean, initially, the value assigned thereto as provided in Section 5(B) of this Division C, and, in the event any such Assigned Value Assets shall be sold for cash within two years of the Corporation's receipt thereof, shall mean, thereafter and in lieu of the value initially assigned, the cash proceeds of the sale, increased by the amount of any revenues derived by the Corporation from, and decreased by any costs and expenses incurred by the Corporation after receipt of such Assigned Value Assets in respect of, such Assigned Value Assets during the period prior to such sale.

             (2)  "Assigned Value Assets" shall mean any
         assets collected as a part of the Recovery to which a value has been assigned as provided in Section 5(B) of this Division C and shall also include the proceeds of any sale or other disposition thereof.

             (3) "Cash Redemption Amount" shall mean, at any time of determination on or after the Dividend Accrual Commencement Date, the product obtained by multiplying
         (a) the sum of (i) the amount of the Recovery which shall have been collected in the form of cash and (ii) the Adjusted Value of any Assigned Value Assets, less
         (iii) all amounts which shall have been paid by the Corporation as dividends on, in redemption of, or for the repurchase (in accordance with the provisions of Section 3(B) of this Division C) of, shares of Series A Stock, and all dividends which shall have accrued but not been paid (whether or not declared), on shares of Series A Stock by (b) the Per Share Allocation Factor.

             (4) "Covered Cases" shall mean, collectively, the civil actions captioned The Lubrizol Corporation, an Ohio corporation vs. Exxon Corporation, a New Jersey corporation, in the United States District Court for the Southern District of Texas (Civil Action Nos. H-84-1627 and H-85-2450), and in the United States District Court for the Northern District of

Ohio (Civil Action Nos. C84-1064 and C85-3135), and all civil actions, whether in or before a state, federal or foreign court or other authority, designated, either specifically or generically, as Covered Cases by majority vote of the Directors of the Corporation prior to the first date on which shares of Series A Stock are issued, and all the right, title and interest of the Corporation in and under all such actions, and in and under all actions, suits or proceedings determined by majority vote of the Directors of the Corporation, prior to the first date on which shares of Series A Stock are issued, to be directly related thereto or to have arisen therefrom, and to all claims asserted therein (whether asserted in such actions or any action to enforce any judgment or order therein or otherwise).

     (5) "Deferred Payment Entitlement" shall have the meaning referred to in Section 5(D) of this Division C.

     (6) "Recovery" shall mean the collective total amount which the Corporation (or its successors and assigns to the extent permitted hereby) shall collect, whether in cash or other assets and whether collected in one or more payments or transactions, on account of favorable judgments in the Covered Cases or settlement in respect thereof, less the sum of (a) an amount equal the product of (i) such collective total amount and (ii) the Corporation's effective income tax rate disclosed by the Corporation in the notes to the financial statements of the Corporation last published and furnished to shareholders immediately prior to the first issuance of any shares of Series A Stock and (b) any amount which the Corporation (or its successors and assigns to the extent permitted hereby) shall collect in respect of any interest assigned by the Corporation as a Deferred Payment Entitlement.

     (7) "Per Share Allocation Factor" shall mean, at any time of determination, the fraction which results from dividing 1 by the sum of (a) the total number of shares of Series A Stock then outstanding and (b) the total number of shares of Series A Stock then subject to issuance upon the proper exercise of outstanding
Rights.

         (B) If and whenever the Corporation shall receive any proceeds of the Recovery in a form other than cash, there shall be assigned to such assets an amount equal to the fair market value thereof as determined in good faith by the Directors, unless the Directors of the Corporation shall determine that it is not possible to assign a fair market value to such assets with a reasonable level of confidence. The Directors of the Corporation shall make such determination at the time such assets are collected or, if it is determined as aforesaid that it is not possible to assign a fair market value thereto with a reasonable level of confidence, at the first opportunity thereafter when it is possible to make such a determination in good faith. The assets to which a value has been assigned in accordance with this Section 5(B) are referred to herein as "Assigned Value Assets" and the value so assigned shall be the initial Adjusted Value of such assets. If a fair market value cannot reasonably be assigned to any assets, the Corporation shall use its best efforts to dispose of such assets as promptly as practicable, subject to the judgment of the Directors as to the best interests of the holders of Series A Stock. Pending such disposition the Corporation shall keep accurate records relating to such assets.

         (C) The "Earliest Redemption Date" shall mean the first date on which the Corporation shall have collected, in respect of any of the Covered Cases, in the form of cash and/or assets constituting Assigned Value Assets, aggregate proceeds of the Recovery having a value (based on the amount of cash so received together with the Adjusted Value of any Assigned Value Assets) in excess of $50,000,000.

         (D) Whenever the Corporation shall redeem any shares of Series A Stock when either (1) the prospect remains that additional amounts will be collected in respect of the Covered Cases or (2) any portion of the Recovery then collected consists of assets other than cash or Assigned Value Assets, the Corporation shall, in connection with such redemption, assign to the holder of each share of Series A Stock then being redeemed an undivided fractional interest equal to the Per Share Allocation Factor then in effect in all the Corporation's right, title and interest in (x) such additional amounts as may be collected in respect of the Covered Cases as provided in the foregoing clause (1) and/or the proceeds thereof and (y) the proceeds of the sale or other disposition of any assets other than cash or Assigned Value Assets plus the revenues derived by the Corporation therefrom. The form and manner of assignment shall be as determined by the Directors of the Corporation so as to best convey to the holders of the shares of Series A

Stock being redeemed the benefits contemplated hereby; provided, however, that such holders shall not by reason of the assignment of the Corporation's interest in the foregoing proceeds have any right to control the prosecution of the Covered Cases, the collection of any amounts recoverable thereunder or the operation or disposition of the aforesaid assets; and provided, further, that the Corporation may provide that the interests so assigned shall be non-transferable. The interest assigned in accordance with this Section 5(D) in respect of any share of Series A Stock being redeemed is referred to herein as a "Deferred Payment Entitlement" in respect of such share.

        Section 6. Voting Rights. The voting rights relating to the Serial Preferred Stock set forth in Section 6 of Division A of Article FOURTH are applicable to the Series A Stock. Except as so provided, and except as required by applicable law, the holders of shares of Series A Stock shall have no voting rights with respect to any action by the Corporation or its shareholders by virtue of being a holder of shares of Series A Stock.

        Section 7.  Limitations.

        (A) So long as any shares of Series A Stock are outstanding, no shares of any series of Serial Preferred Stock or other capital stock of the Corporation other than Common Shares having the express terms applicable to Common Shares on the Share Acquisition Date (as defined in Section 8(B) of this Division C) or the Series A Stock, and no shares of Series A Stock not issuable pursuant to and in accordance with the Rights Agreement, may be issued by the Corporation.

        (B) So long as any shares of Series A Stock are outstanding, the Corporation shall not invest any portion of the proceeds of the Recovery (other than any non-cash assets collected as a part thereof) in other than "Permitted Investments". For purposes of this Section 7(C), "Permitted Investments" shall include the following obligations and securities:

             (a) United States Treasury bonds, notes and bills;

             (b) certificates of deposit issued by major commercial banks;

             (c) Eurodollar time deposits placed with major commercial banks;

             (d) corporate bonds, debentures and notes (none of which shall be convertible into any equity security) rated A or better by Moody's Investors
        Services and by Standard & Poor's Corporation;

             (e) non-convertible preferred stock rated A or better by Moody's Investors Services and by Standard &
        Poor's Corporation; and

             (f) commercial paper rated Prime-2 or better by Moody's Investors Services and A-1 or better by Standard & Poor's Corporation.

In no event shall any portion of the proceeds of the Recovery be invested in any obligation or other security of a Prohibited
Transferee.

        (C) So long as any shares of Series A Stock are outstanding, the Corporation shall not settle or otherwise compromise the Covered Cases, direct counsel to make any change in the strategy for conducting the Covered Cases, fail to pay any costs or expenses of conducting the Covered Cases which might diminish the likelihood of a favorable result therein or otherwise adversely affect the conduct of the Covered Cases, except, in each case, with the approval of the Directors of the Corporation.

        (E) So long as any shares of Series A Stock are outstanding, the Corporation shall not sell, assign or otherwise transfer the Covered Cases or any interest therein unless the Directors of the Corporation shall have previously determined in good faith that the proceeds to be realized thereby are fair to the holders of the Series A Stock.

        (F) So long as any shares of Series A Stock are outstanding, the Corporation shall not (i) consolidate with,
(ii) merge with or into, (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, any Prohibited Transferee or any Affiliate or Associate thereof (as such terms are defined in Section 8(B) of this Division C), or (iv) liquidate, dissolve or otherwise wind up the affairs of the Corporation, if at the time of, after or as a result of such consolidation, merger, sale, liquidation, dissolution or winding up there would be any charter or regulation provisions, including without limitation any provisions of the Corporation's Amended Articles of Incorporation or Regulations, as from time to time amended, or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken, which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights or the Series A Stock, without proper provision being made for the redemption of the Series A Stock in accordance with Section 3 of this Division C.

        Section 8.  Prohibitions on Transfer.

        (A) The Series A Stock shall not be transferable to or by a Prohibited Transferee and any attempt to transfer shares of Series A Stock to or by a Prohibited Transferee shall be null and void. The Corporation reserves the right to require (or to cause any transfer agent of the Corporation to require) any Person who submits a share of Series A Stock for transfer on the transfer books of the Corporation or for redemption pursuant to Section 3 hereof to establish to the satisfaction of the Corporation that such Person did not acquire such shares of Series A Stock while or from a Prohibited Transferee.

        (B) As used in this Division C, the term "Prohibited Transferee" shall mean, at the time any determination is to be Made, (1) any Person other than the Corporation or any Related Person (as such terms are hereinafter defined), who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and in effect on the date of first issuance of any shares of Series A Stock (the "Exchange Act")) of such Person, shall be the beneficial owner of 20% or more of the Common Shares then outstanding or (2) any Person (other than the Corporation or any Related Person) who or which, together with all Affiliates or Associates of such Person (A) commences or announces its intention to commence a tender or exchange offer the consummation of which would result in beneficial ownership by such Person of 20% or more of the Common Shares then outstanding, or announces its intention otherwise to purchase or acquire (B) 20% or more of the Common Shares then outstanding. The term "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity. The term "Related Person" shall mean (x) any subsidiary of the Corporation, (y) any employee benefit or stock ownership plan of the Corporation or any entity holding Common Shares for or pursuant to the terms of any such plan, or (z) any Person who acquires Common Shares from the Corporation or any other Related Person in one or a series of related transactions, each of which is approved by a majority of the Directors of the Corporation; provided, however, that if any Person who becomes a Related Person solely by virtue of subsection (z) above, or any Affiliate or Associate of such Person, subsequently becomes the beneficial owner of any additional Common Shares in a transaction or transactions not approved by a majority of the Directors of the Corporation, such Person shall no longer be deemed a "Related Person" with respect to all Common Shares of which it, or any of its Affiliates or Associates, is the beneficial owner. The term "Distribution Date" shall mean the close of business on the fifteenth calendar day (or such other date as any be specified by a majority vote of the Directors then in office) after the Share Acquisition Date. The term "Share Acquisition Date" shall mean the first date of public announcement by the Corporation or a Prohibited Transferee (by press release, filing made with the Securities and Exchange Commission or otherwise) that a Prohibited Transferee has become such. For the purposes of this Division C, a Person shall be deemed the "Beneficial Owner" of and shall be deemed "beneficially to own" any securities: (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence or nonoccurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Other Rights), warrants, options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or beneficially to own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or power to vote or dispose of, or to direct the vote or disposition of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or (iii) which any other Person is the Beneficial Owner if such other Person or any of the Affiliates or Associates of such other Person has any agreement, arrangement or understanding (whether or not in writing) with the first Person or the Affiliates or Associates of the first Person with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person shall not be deemed the Beneficial Owner of, or beneficially to own, any security (A) if such Person has a right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; and provided, further, however, that nothing in this paragraph shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition. The term "Rights" shall mean the rights to purchase shares of Series A Stock issued pursuant to the terms of the Rights Agreement. The term "Other Rights" shall mean the rights to purchase Common Shares of the Corporation issued pursuant to the terms of the Rights Agreement, dated October 6, 1987, as from time to time amended or supplemented, between the Corporation and National City Bank.





1017f

                                                                       Exhibit B

                          [Form of Right Certificate]

Certificate No. SR-                                      Rights

                              [DISTRIBUTION DATE]

    THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT EXERCISABLE AFTER 5:00 P.M., CLEVELAND, OHIO TIME, ON NOVEMBER 8, 1991, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

    [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED OR TRANSFERRED TO A PERSON WHO WAS A PROHIBITED TRANSFEREE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.]*

                               Right Certificate

    This certifies that                     , or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Special Rights

Agreement, dated as of October 31, 1988 (as from time to time amended or supplemented, the "Rights Agreement"), between The

Lubrizol Corporation, an Ohio corporation (the "Company"), and

National City Bank, a national banking association

headquartered in Cleveland, Ohio (the "Rights Agent"), to



* The portion of the legend in brackets shall be inserted only if applicable.

purchase from the Company at any time after the Exercisability

Date (as such term is defined in the Rights Agreement) and

prior to 5:00 p.m., Cleveland, Ohio time, on November 8, 1991,

at the principal office of the Rights Agent or at its office designated for such purpose, or at the office of its successors as Rights Agent, one twenty-fifth of a fully paid nonassessable share of Serial Preferred Stock, Series A, without par value

(the "Series A Stock"), of the Company, at a purchase price of

$1.00 per whole share of Series A Stock (the "Purchase Price"),

upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  No Right is exercisable at any time prior to the Exercisability Date.

    This Right Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by

reference and made a part hereof and to which Rights Agreement reference is made for a full description of the rights,

limitations of rights, obligations, duties and immunities

hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on

file at the above-mentioned offices of the Rights Agent.

    Subject to the terms of the Rights Agreement, this Right

Certificate, with or without other Right Certificates, upon

surrender at the principal office of the Rights Agent or such other office designated for that purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A Stock as the Rights evidenced by the Right Certificate or Right Certificates

surrendered shall have entitled such holder to purchase.

Subject to the terms of the Rights Agreement, if this Right

Certificate shall be exercised in part, the holder shall be

entitled to receive upon surrender hereof another Right

Certificate or Right Certificates for the number of whole

Rights not exercised.

    Subject to the terms of the Rights Agreement, (i) the

Rights evidenced by this Certificate may be redeemed by the

Company at its option at a redemption price of $0.05 per Right and (ii) the Rights Agreement, and thereby the Rights, may be amended or supplemented, in either case without the vote,

consent or approval of the holders of the Rights.

    The Company is not obligated to issue fractional shares of

Series A Stock, and, in lieu thereof, upon the exercise of any

Right, may either make a payment in cash to the holder thereof based on the market price of the Series A Stock on the last

trading day prior to the date of such exercise or arrange for the Rights Agent to sell shares of Series A Stock attributable to Rights otherwise exercisable for fractional shares and to remit the net proceeds thereof to the holders entitled thereto.

    No holder of this Right Certificate, as such, shall be

entitled to vote or receive dividends or be deemed for any

purpose the holder of the shares of Series A Stock, nor shall anything contained in the Rights Agreement or herein be

construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to

shareholders at any meeting thereof, or to give or withhold

consent to any corporate action, or to receive notice of

meetings or other actions affecting shareholders (except as

provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the

Rights Agent.

    WITNESS the facsimile signature of the proper officers of

the Company and its corporate seal.  Dated as of           ,

19  .

                                                        THE LUBRIZOL CORPORATION

ATTEST:

                                   By
Secretary                          Title:



Countersigned:

NATIONAL CITY BANK



By
     Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)



    FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

          (Please print name and address of transferee)

this Right Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and

appoint                      Attorney, to transfer the within

Right Certificate on the books of the within-named Company,

with full power of substitution.



Dated:                         , 19





                                  Signature


Signature Guaranteed:

                                  CERTIFICATE



    The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not being sold, assigned or

transferred by or on behalf of a Person who is or was a

Prohibited Transferee or an Affiliate or Associate of any such

Prohibited Transferee (as such terms are defined pursuant to the Rights Agreement).

Dated:                 , 19

                                  Signature

Signature Guaranteed:


                                     NOTICE

    The signature to the foregoing Assignment must correspond

to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate)

To The Lubrizol Corporation:

     The undersigned hereby irrevocably elects to exercise

                                                Rights represented by this Right

Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


                        (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the

balance remaining of such Rights shall be registered in the

name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)

Dated:                  , 19


                                  Signature

                                  (Signature must conform in
                                  all respects to name of
                                  holder as specified on the
                                  face of this Right
                                  Certificate)

Signature Guaranteed:

                                  CERTIFICATE



     The undersigned hereby certifies that (i) the Rights

evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was a Prohibited Transferee or an Affiliate or Associate of any such Prohibited Transferee

(as such terms are defined pursuant to the Rights Agreement),

(ii) the undersigned will furnish such information as the

Company or the Rights Agreement may request, whether before or after the issuance of shares of Series A Stock to the

undersigned, relating to the foregoing, and (iii) the

undersigned, on behalf of himself and his Affiliates and

Associates (as such terms are defined in the Rights Agreement)

agrees that the issuance of certificates representing Series A

Stock will not limit or otherwise affect the provisions of

Sections 3 or 12 of the Rights Agreement or Section 8 of

Division C of the Company's Amended and Restated Articles of

Incorporation.



Dated:                  , 19



                                  Signature



Signature Guaranteed:





1018f

                                     NOTICE





    The signature to the foregoing Election to Purchase and

Certificate must correspond to the name as written upon the

face of this Right Certificate in every particular, without

alteration or enlargement or any change whatsoever.

                                                                       Exhibit C





                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES





The Rights


      On October 31, 1988, the Directors of The Lubrizol

Corporation (the "Company") declared a distribution of one

Right (a "Right") for each outstanding share of Common Stock,

without par value (the "Common Shares"), of the Company.  The distribution is payable to shareholders of record as of the

close of business on November 10, 1988 (the "Record Date").

Each Right entitles the registered holder to purchase from the

Company one twenty-fifth of a share of Serial Preferred Stock,

Series A, without par value, of the Company (the "Series A

Stock") at a price of $1.00 per whole share ($0.04 per one

twenty-fifth of a share) (the "Purchase Price").  The

description and terms of the Rights are set forth in the

Special Rights Agreement, dated as of October 31, 1988 (as from time to time amended or supplemented in accordance with the

terms thereof, the "Rights Agreement"), between the Company and

National City Bank, as Rights Agent (the "Rights Agent").

    Until the earlier to occur of the close of business on the fifteenth calendar day (or such later day as may be specified in certain circumstances by a majority of the Directors of the

Company) following a public announcement that a person or group of affiliated or associated persons (a "Prohibited Transferee")

(i) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or

(ii) has commenced or intends to commence a tender or exchange offer the consummation of which would result in beneficial

ownership by such person or group of persons of 20% or more of the Common Shares, or otherwise intends to acquire 20% or more of the Common Shares (the earlier of such dates being

hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share

certificates with a copy of this Summary of Rights attached

thereto.

    The Rights Agreement provides that, until the Distribution

Date, the Rights will be transferred with and only with the

Common Shares.  Until the Distribution Date (or earlier

redemption or expiration of the Rights), new certificates

issued after the Record Date upon transfer of Common Shares

will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even

without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the

Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution

Date, separate certificates evidencing the Rights ("Right

Certificates") will be mailed to holders of record of the

Common Shares as of the close of business on the Distribution

Date.  As of and after the Distribution Date, the Rights will be evidenced solely by the separate Rights Certificates.

     No Right is exercisable until the earlier of (i) the

sixteenth calendar day following the date of the first public announcement by the Company or a Prohibited Transferee that a

Prohibited Transferee has become such (the "Share Acquisition

Date") or such other date as the Directors of the Company may,

in certain circumstances, from time to time specify for the

expiration of their right to redeem the Rights or (ii) the date and time specified in a resolution adopted by a majority vote of the Directors of the Company relinquishing their right to authorize the Company to redeem the Rights (the earlier of such dates being hereinafter called the "Exercisability Date").  The

Company may, however, suspend the exercisability of the Rights in order to make all necessary filings with the Securities and

Exchange Commission and state securities agencies and to ensure compliance with applicable securities laws.

    The Rights will expire as of 5:00 p.m., Cleveland, Ohio

time, on November 8, 1991, unless earlier redeemed by the

Company as described below.  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

    Any Rights beneficially owned by a Prohibited Transferee

shall be null and void and of no force or effect and as a

result will not be exercisable or transferable by the

Prohibited Transferee or any purported subsequent holder of

such Rights.

    Prior to the Exercisability Date, if the Company so

directs, the Company, upon approval of a majority of the

Directors then in office, may amend or supplement the Rights

Agreement in any manner without the approval of any holders of

Rights, except for an amendment or supplement which would

decrease the Redemption Price (as defined below) and certain other amendments or supplements.  After the Exercisability

Date, if the Company so directs, the Company, upon approval of a majority of the Directors then in office, may amend or

supplement the Rights Agreement to cure any ambiguity, to

correct or supplement defective or inconsistent provisions or otherwise as the Company may deem desirable and which shall not adversely affect the interests of the Rights holders.

    The Rights are redeemable, at a redemption price of $0.05

per Right (the "Redemption Price"), at any time prior to the

Exercisability Date.   Immediately upon the action of the

Directors of the Company ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

The Series A Stock

    The terms of the Series A Stock have been structured,

generally, so that the after-tax amounts realizable from the patent litigation against Exxon Corporation and related actions specified by majority vote of the Company's Directors

(collectively, the "Covered Cases") are for the benefit of the

Company and its shareholders, other than any Prohibited

Transferee.

    From the date of issuance, holders of Series A Stock will

be entitled to receive, as and when declared, cumulative cash dividends payable quarterly.  The dividend rate on the Series A

Stock is 8% per annum of the Cash Redemption Amount (defined,

generally, as the per share after-tax amount of cash and the value of any other assets which as of a particular date have been collected as a result of the Covered Cases).

    Subject to certain restrictions set forth in the terms of

the Series A Stock, the Series A Stock is redeemable in whole or in part, at the option of the Company, at any time after the proceeds of the Covered Cases exceed $50 million.

    The Company is not obligated to issue fractional shares of

Series A Stock, and, in lieu thereof, upon exercise of a Right, may either make a payment in cash to the holder thereof based on the market price of the Series A Stock on the last trading day prior to the date of such exercise or arrange for the

Rights Agent to sell shares of Series A Stock attributable to

Rights otherwise exercisable for fractional shares and to remit the net proceeds thereof to the holders entitled thereto.

    Starting with the second anniversary date of the first

issuance of shares of Series A Stock, and annually thereafter until fully redeemed, the Company will redeem 25% of the

greatest number of shares of Series A Stock at any time

outstanding.  All remaining shares of Series A Stock, if any,

will be redeemed by the Company on the fifth anniversary date

of the first issuance of shares of Series A Stock.   In

addition, the Company will redeem shares of Series A Stock, at the option of the holders thereof, during a specified period preceding the adoption of any resolution for the dissolution of the Company.

    In each case, the redemption price for the Series A Stock

will be, generally, equal to the proportionate interest in the

Cash Redemption Amount plus $1.00 and any accrued but unpaid dividends.  In addition, any holders of shares of Series A

Stock which are redeemed prior to the final adjudication or

settlement of the Covered Cases will receive the right to

receive their proportionate interest in any additional amounts collected.

General

    A copy of the Rights Agreement has been filed with the

Securities and Exchange Commission as an Exhibit to a

Registration Statement on Form 8-A, dated November 7, 1988.  A copy of the Rights Agreement is available free of charge to

shareholders from the Company upon written request therefor.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the

Rights Agreement, including the Description of the Rights and

Preferences of the Series A Stock set forth in Exhibit A

thereto, which Rights Agreement and Exhibit A are hereby

incorporated herein by this reference.